Exhibit 99.1

iCAD REPORTS THIRD QUARTER FINANCIAL RESULTS

Quarterly Revenue Up 52%; Recurring Service Revenue Growth of 110% Driven by Growing Therapy Customer Base

Increases Financial Guidance for 2014

Conference Call Begins Today at 5:00 p.m. Eastern Time

NASHUA, N.H. (October 28, 2014) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and nine months ended September 30, 2014.

“Our strong financial results in the third quarter underscore the considerable progress we have made in the radiation therapy and cancer detection areas. Also, the acquisitions of DermEbx and Radion in mid-July contributed significantly, resulting in recurring revenue more than doubling over the same period last year,” stated Ken Ferry, President and Chief Executive Officer of iCAD. “Our results were highlighted by year-over-year total revenue growth of more than 50%. In addition, recurring service revenue increased by 110% for the quarter as compared to the comparable quarter last year and by 61% for the first nine months of 2014. Additionally, we achieved a non-GAAP Adjusted EBITDA margin of 20%, and generated more than $2.2 million in positive cash flow from operations. Finally, we returned to profitability with net income of $0.02 per diluted share and non GAAP Adjusted net income of $0.04 per share.

“We successfully integrated the DermEbx and Radion acquisitions in the quarter, which expand our Xoft® Electronic Brachytherapy (eBx®) offering to include the components that enable dermatologists and radiation oncologists to develop, launch and manage their eBx programs for the treatment of non-melanoma skin cancer. Growth in our Cancer Detection product sales was attributable to a strong mix of new business from our MRI products combined with upgrades and services to our mammography products customer base.

“We are at the early stages of market adoption in three very large markets including 3D mammography, non-melanoma skin cancer and breast IORT. We are executing well on our strategy and expect that continued top-line growth combined with expanding margins and operating leverage will result in growing profitability and, in turn, increased shareholder value,” added Mr. Ferry.

Third Quarter Financial Results

Revenue: Total revenue for the third quarter of 2014 increased 51.7% to $12.6 million from $8.3 million for the third quarter of 2013, reflecting a 2.4% increase in Product revenue and a 109.9% increase in Service and supply revenue.

	Three months ended September 30,
	2014	2013	% Change
Products	$4,603	$4,494	2.4%
Service and supply	7,969	3,796	109.9%

Total revenue	$12,572	$8,290	51.7%

Therapy revenue increased 91.9% which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service and supply revenue. Cancer Detection revenue increased 14.5% which includes film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended September 30,
Therapy	2014	2013	% Change
Products	$1,857	$2,248	(17.4%)
Service and supply	5,779	1,732	233.7%

Therapy revenue	$7,636	$3,980	91.9%

	Three months ended September 30,
Cancer Detection	2014	2013	% Change
Products	$2,746	$2,246	22.3%
Service and supply	2,190	2,064	6.1%

Detection revenue	$4,936	$4,310	14.5%

Gross Profit: Gross profit for the third quarter of 2014 increased to $9.2 million, or 72.9% of revenue, from $5.9 million, or 71.5% of revenue, for the third quarter of 2013. The increase in gross margin was primarily due to higher Detection products revenue and Therapy service and supply revenue associated with the acquisition of DermEbx and Radion.

Operating Expenses: Total operating expenses for the third quarter of 2014 increased to $8.3 million from $6.3 million for the third quarter of 2013, and include DermEbx and Radion expenses for the period from July 15, 2014 through September 30, 2014.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $2.6 million, or 20.3% of revenue, for the third quarter of 2014, compared with non-GAAP adjusted EBITDA of $545,000, or 6.6% of revenue, for the same period in 2013.

Net Income/Loss: Net income for the third quarter of 2014 was $274,000, or $0.02 per diluted share, compared with a net loss for the third quarter of 2013 of $589,000, or $0.05 per share.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net income, as defined below, for the third quarter of 2014 was $590,000, or $0.04 per diluted share, compared with a non-GAAP adjusted net loss for the third quarter of 2013 of $1.2 million, or $0.11 per share.

Cash and Cash Equivalents: As of September 30, 2014, iCAD had cash and cash equivalents of $33.4 million, compared with $11.9 million as of December 31, 2013. The Company generated $2.2 million in cash flow from operations in the third quarter of 2014.

On July 15, 2014, iCAD acquired DermEbx™ and Radion, Inc. for a total consideration of $12.6 million, consisting of $3.8 million in cash and 1.2 million shares of iCAD common stock.

Nine Month Financial Results

Revenue: Total revenue for the first nine months of 2014 increased 28.5% to $30.8 million from $23.9 million for the same period in 2013, reflecting a 50.5% increase in Therapy revenue and a 9.3% increase in Cancer Detection revenue.

	Nine months ended September 30,
	2014	2013	% Change
Products	$14,106	$13,606	3.7%
Service and supply	16,653	10,326	61.3%

Total revenue	$30,759	$23,932	28.5%

	Nine months ended September 30,
Therapy	2014	2013	% Change
Products	$6,487	$7,040	(7.9)%
Service and supply	10,329	4,137	149.7%

Therapy revenue	$16,816	$11,177	50.5%

	Nine months ended September 30,
Cancer Detection	2014	2013	% Change
Products	$7,619	$6,566	16.0%
Service and supply	6,324	6,189	2.2%

Detection revenue	$13,943	$12,755	9.3%

Gross Profit: Gross profit for the first nine months of 2014 was $21.9 million, or 71.3% of revenue, compared with gross profit for the first nine months of 2013 of $16.8 million, or 70.2% of revenue.

Operating Expenses: Total operating expenses for the nine months ended September 30, 2014 increased to $21.6 million from $18.0 million for the same period in 2013.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA for the first nine months of 2014 was $3.9 million, compared with $1.6 million for the first nine months of 2013.

Net Loss: The net loss for the first nine months of 2014 was $913,000, or $0.07 per share, compared with a net loss for the first nine months of 2013 of $3.2 million, or $0.30 per share.

Non-GAAP Adjusted Net Loss: The Company’s non-GAAP adjusted net loss for the first nine months of 2014 was $1.3 million, or $0.10 per share, compared with a non-GAAP adjusted net loss for the first nine months of 2013 of $3.7 million, or $0.34 per share.

Financial Guidance

Based on the Company’s strong financial performance in the third quarter, iCAD is increasing financial guidance for the second half of 2014 and now expects revenue in the second half of 2014 to be in the range of $25.5 million to $26 million and an adjusted EBITDA margin in the 18% to 22% range. This compares with previous guidance for revenue in the second half of 2014 between $23 million to $25 million and an adjusted EBITDA margin in the range of 10% to 15%.

Conference Call

iCAD management will host an investment community conference call today beginning at 5:00 p.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 855-217-4501 (domestic) 716-220-9431 (international) and entering passcode 22623761. The call also will be broadcast live on the Internet at www.streetevents.com and www.icadmed.com.

A replay of the call will be accessible two hours after its completion through November 3, 2014 by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 22623761. The call will also be archived for 90 days at www.streetevents.com and www.icadmed.com.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LHA

Anne Marie Fields, 212-838-3777 x6604

afields@lhai.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

-Tables to Follow -

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Products	$4,603	$4,494	$14,106	$13,606
Service and supplies	7,969	3,796	16,653	10,326

Total revenue	12,572	8,290	30,759	23,932
Cost of revenue:
Products	1,019	1,052	3,589	3,290
Service and supplies	1,859	998	4,038	2,865
Amortization and depreciation	527	314	1,201	981

Total cost of revenue	3,405	2,364	8,828	7,136

Gross profit	9,167	5,926	21,931	16,796

Operating expenses:
Engineering and product development	2,086	1,951	5,952	5,244
Marketing and sales	3,448	2,589	8,912	7,321
General and administrative	2,282	1,462	5,836	4,549
Amortization and depreciation	425	278	931	837

Total operating expenses	8,241	6,280	21,631	17,951

Gain (loss) from operations	926	(354)	300	(1,155)
Loss from extinguishment of debt	—	—	(903)	—
Gain from change in fair value of warrant	—	624	1,835	484
Interest expense	(647)	(807)	(2,078)	(2,467)
Other income	11	4	27	16

Other expense, net	(636)	(179)	(1,119)	(1,967)

Gain (loss) before income tax expense	290	(533)	(819)	(3,122)

Tax expense	(16)	(56)	(94)	(76)

Net income (loss)	$274	$(589)	$(913)	$(3,198)

Net income (loss) per share:
Basic	$0.02	$(0.05)	$(0.07)	$(0.30)

Diluted	$0.02	$(0.05)	$(0.07)	$(0.30)

Weighted average number of shares used in computing income (loss) per share:
Basic	15,283	10,849	13,609	10,835

Diluted	16,348	10,849	13,609	10,835

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$33,443	$11,880
Trade accounts receivable, net of allowance for doubtful accounts of $50 in 2014 and $73 in 2013	11,131	7,623
Inventory, net	2,031	1,891
Prepaid expenses and other current assets	581	649

Total current assets	47,186	22,043

Property and equipment, net of accumulated depreciation and amortization of $4,429 in 2014 and $4,265 in 2013	4,106	1,671
Other assets	146	419
Intangible assets, net of accumulated amortization of $13,757 in 2014 and $12,468 in 2013	17,931	13,674
Goodwill	28,095	21,109

Total assets	$97,464	$58,916

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,755	$2,000
Accrued and other expenses	5,618	3,799
Interest payable	216	483
Notes and lease payable—current portion	5,011	3,878
Warrant liability	—	3,986
Deferred revenue	9,300	8,306

Total current liabilities	21,900	22,452

Deferred revenue, long-term portion	1,957	1,726
Other long-term liabilities	755	1,356
Capital lease—long-term portion	1,348	235
Notes payable—long-term portion	9,073	11,770

Total liabilities	35,033	37,539

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 20,000,000 shares; issued 15,702,075 in 2014 and 11,084,119 in 2013; outstanding 15,516,244 in 2014 and 10,898,288 in 2013	157	111
Additional paid-in capital	208,656	166,735
Accumulated deficit	(144,967)	(144,054)
Treasury stock at cost, 185,831 shares in 2014 and 2013	(1,415)	(1,415)

Total stockholders’ equity	62,431	21,377

Total liabilities and stockholders’ equity	$97,464	$58,916

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the nine months ended
	September 30,
	2014	2013
	(in thousands)
Cash flow from operating activities:
Net loss	$(913)	$(3,198)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	820	528
Amortization	1,312	1,291
Bad debt (benefit) provision	(27)	35
Loss on extinguishment of debt	903	—
Gain from change in fair value of warrant	(1,835)	(484)
Loss on disposal of assets	—	49
Stock-based compensation expense	966	908
Amortization of debt discount and debt costs	908	588
Interest on settlement obligations	161	214
Changes in operating assets and liabilities:
Accounts receivable	(2,611)	(3,474)
Inventory	(140)	116
Prepaid and other current assets	(26)	(145)
Accounts payable	(245)	78
Accrued expenses	142	(799)
Deferred revenue	437	1,110

Total adjustments	765	15

Net cash used for operating activities	(148)	(3,183)

Cash flow from investing activities:
Additions to patents, technology and other	(59)	(24)
Additions to property and equipment	(630)	(510)
Acquisition of Radion Inc, and DermEbx	(3,482)	—

Net cash used for investing activities	(4,171)	(534)

Cash flow from financing activities:
Issuance of common stock for cash, net	28,214	—
Stock option exercises	616	3
Warrant exercise	1,575	—
Taxes paid related to restricted stock issuance	(110)	(25)
Payments of capital lease obligations	(313)	—
Repayments of debt financing, net	(4,100)	—

Net cash provided by (used for) financing activities	25,882	(22)

Increase (decrease) in cash and equivalents	21,563	(3,739)
Cash and equivalents, beginning of period	11,880	13,948

Cash and equivalents, end of period	$33,443	$10,209

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP Net Income (Loss)	$274	$(589)	$(913)	$(3,198)
Interest Expense	647	807	2,078	2,467
Other income	(11)	(4)	(27)	(16)
Stock Compensation	360	307	966	908
Depreciation	388	162	820	528
Amortization	564	430	1,312	1,290
Tax expense	16	56	94	76
Loss from extinguishment of debt	—	—	903	—
Gain on warrant	—	(624)	(1,835)	(484)
Acquisition related	316	—	520	—

Non GAAP Adjusted EBITDA	$2,554	$545	$3,918	$1,571

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP Net Income (Loss)	$274	$(589)	$(913)	$(3,198)
Adjustments to net income (loss):
Loss from extinguishment of debt	—	—	903	—
Gain on warrant	—	(624)	(1,835)	(484)
Acquisition related	316	—	520	—

Non GAAP Adjusted Net Income (Loss)	$590	$(1,213)	$(1,325)	$(3,682)

Net Income (Loss) per share
GAAP Net income (loss) per share	$0.02	$(0.05)	$(0.07)	$(0.30)
Adjustments to net income (loss) (as detailed above)	0.02	(0.06)	(0.03)	(0.04)

Non GAAP Adjusted Net Income (Loss) per share	$0.04	$(0.11)	$(0.10)	$(0.34)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income(loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Acquisition related: relates to transition and integration cost as well as professional service fees due to the acquisition of DermEbx and Radion. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•	Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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